EXHIBIT 7.01

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A common shares (including the Class A common shares represented by ADSs), par value of $0.001 per share, of eHi Car Services Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of April 6, 2018.

Ctrip Investment Holding Ltd.

By:	/s/ Xiaofan Wang
	Name:	Xiaofan Wang
	Title:	Director

C-Travel International Limited

By:	/s/ Xiaofan Wang
	Name:	Xiaofan Wang
	Title:	Director

Ctrip.com International, Ltd.

By:	/s/ Xiaofan Wang
	Name:	Xiaofan Wang
	Title:	Chief Financial Officer